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                   [LETTERHEAD OF DR. MOHAMED AL-AMRI & CO.]



                                                                    EXHIBIT 23.6



To:
AL-AWSAT INTERNATIONAL
TRANSPORT COMPANY LIMITED
JEDDAH
SAUDI ARABIA



We have been the independent auditors of Al-Awsat International Transport Company Limited for the period ended December 31, 1993 and the years ended December 31, 1994 and 1995.



We hereby consent to the use of our audit reports dated March 27, 1994 March 29, 1995 and February 25, 1996 respectively except with respect to the cash flow statement as to which the date is December 24, 1996 on Al-Awsat International Transport Company's financial statements for the period ended December 31, 1993 and years ended December 31, 1994 and 1995 respectively and to all references to our firm in connection therewith included in or made a part of the Registration Statement and the related prospectus.



                                                      For Dr. Mohamed Al-Amri &
                                                      Co.
                                                      /S/ MOHAMED A. AL-AMRI



December 26, 1996                                         Dr. Mohamed A. Al-Amri
Jeddah, Saudi Arabia
First Issued on
November 9, 1996